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                                                                    Exhibit 99.1

                                 CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Jonathan Morgan, Acting Chief Executive Officer of First Virtual Communications, Inc. (the "Company"), and Timothy A. Rogers, the Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended
September 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the "PERIODIC REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of November 14, 2002.

                                        /s/ Jonathan Morgan
                                        ------------------------------
                                        Jonathan Morgan,
                                        Acting Chief Executive Officer


                                        /s/ Timothy A. Rogers
                                        ------------------------------
                                        Timothy A. Rogers,
                                        Chief Financial Officer